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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant [_]
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[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Neuberger Berman Inc.
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               (Name of Registrant as Specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

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Dear Fellow Employee Stockholders:

The proxy tabulator for our company's stock is reporting that less than 50% of the outstanding shares in the Neuberger Berman Employee Defined Contribution Stock Incentive Plan Trust (the "Trust") have been voted. While better percentages have been reported for the employee benefit plans (i.e., Wealth Accumulation Plan ("WAP"), Employee Stock Purchase Plan ("ESPP") and the Long-Term Incentive Plan ("LTIP")), they still are below where I had hoped they would be at this point in time. As you know, the Trust holds all of the stock that has awarded to many of you when we went public almost three years ago. The WAP and ESPP are voluntary programs open to all eligible employees.

I urge you to make your voice heard with respect to the shares that you own through the Trust, the WAP, the ESPP, the LTIP, or that are held in a brokerage account. As employees as well as stockholders, we must set the example for our public stockholders that voting shares is important. A high level of participation from our employees will demonstrate to the public that we are committed to the future of Neuberger Berman. As an employee and stockholder myself, I believe and sincerely hope that by the Stockholder Meeting of May 9th, a far higher percentage of votes will have been cast by the beneficiaries of the Trust and the participants of the Plans.

For those of you with shares in the Trust, the instruction card indicates that we must have your vote by 5:00 PM on April 26th. We are extending that deadline until 5:00 PM on May 2nd.

For those of you with shares in the WAP/ESPP/LTIP or held in your brokerage accounts, we hope you will vote before the 5:00 PM, May 8th deadline indicated on your proxy card.

To ensure that your votes are received timely and are counted, please use the control number which appears on the cards and follow the instructions to cast your vote by telephone or the Internet. Let me point out that most proxy cards reflect instructions from American Stock Transfer & Trust Company to vote by telephone or using the Internet by entering an 11-digit control number. For Neuberger shares held in brokerage accounts, the proxy card reflects instructions from ADP to vote by telephone or Internet by entering a 12-digit control number set forth on the card. Accordingly, you won't be able to vote your brokerage account shares with any other shares.

Finally, let me remind you that an outside firm tabulates all the votes and management does not receive any information on how any individual voted.